[SLIDE  1]

Lantronix:  2003  Stock  Option  Exchange  Program

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[SLIDE  2]

Lantronix  is  offering  an  exciting  new  program!

People  refer  to  this  program  as:
 A  Tender  Offer
 A  Six  Month,  One  Day  Program

We are going to refer to it as the 2003 Stock Option Exchange Program (SOXP)

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[SLIDE  3]

Disclaimer

Notice:
     This presentation summarizes information contained in the offering document titled "Offer to Exchange Outstanding Options Under the Lantronix, Inc. 2000 Stock Option Plan, 1994 Non Statutory Option Plan, 1993 Incentive Stock Option Plan, Lightwave Communications, Inc. 2001 Stock Plan, and Premise Systems, Inc. 2001 Stock Plan for New Options Under Our 2000 Stock Option Plan", dated December 19, 2002. The offer and any agreements between a Lantronix stock option holder and Lantronix are contained in the offering document and are not in any way modified by anything contained in this presentation, including but not limited to examples and projections. In the event of a conflict between this presentation and the offering document, the offering document shall govern. Participation in this offering involves numerous risks, which are explained in the offering document.


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[SLIDE  4]

How  does  the  SOXP  work?

This program offers eligible U.S. based employees the opportunity to exchange unexercised options with a strike price of $3.01 or higher for new options. New options will be granted to you six months and one day after the closing of the "offering" or enrollment period. You will receive .75 options for each option you exchange. The new options will be granted at the new fair market value
(FMV)  and  have  special,  accelerated  vesting.

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[SLIDE  5]

Why  is  the  Company  offering  the  SOXP?

Retain  employees
Recognize  employee  contributions  to  our  success
Provide  benefit  of  greater  potential  value  to  employees

Motivate  employees  to  perform  at  high  levels

Maximizes  shareholder  value

Let's  take  a  look  at  the  program  in  detail

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[SLIDE  6]

Who  is  eligible  to  participate?

All U.S. based employees, hired before December 19, 2002, are eligible to participate.
Members  of  the  Board  of  Directors  and executive officers are NOT eligible.

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[SLIDE  7]

What  options  may  I  exchange?

You  may  exchange:
Unexercised  options  with  a  grant  price  of  $3.01  or  greater

If  you  elect  to  participate,  you  must  exchange:
All unexercised shares subject to a grant OR none of the shares (partial tenders are not allowed)
All  options  granted  to  you  between  June  19,  2002  and  December 19, 2002

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[SLIDE  8]

What  happens  to  the  options  I  turn  in?

The options you elect to exchange will be cancelled immediately following the expiration date of this offer. We refer to this date as the cancellation date. If we do not extend the offer, the cancellation date will be January 20, 2003. The options will be put back into the pool of available options to be used for future grants.

You  will  be  giving  up  all  rights  to  any  options you choose to exchange.

In  return  for  these  options,  you  will  receive  a  new  option  grant.

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[SLIDE  9]

How  many  options  will  I  receive?

You will be granted seventy-five percent (75%) of the number of shares you exchange, rounded up to the nearest whole share.
Example:

Grant   Grant     Unexercised  Grant   Shares      New
Shares  Date      Shares       Price   Exchanged   Shares
                                                   Received
------  --------  -----------  ------  ----------  --------
1000    05/20/00   800        6.00     800        600
1000    03/05/01  1000        4.50    1000        750
 500    02/28/02   500        2.18    Ineligible  N/A
 500    07/01/02   500        0.40     500        375

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[SLIDE  10]

What  will  the  exercise  price  of  the  new  options  be?

If the new option grant date is July 21, 2003, as we currently expect, the per share exercise price of your option will be the closing price for our common stock on July 18, 2003.

We cannot predict the exercise price of the new options. Because we will grant new options on the first business day that is at least 6 months and 1 day after the date on which we cancel the options accepted for exchange, the new options may have a higher exercise price than some or all of your current options.

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[SLIDE  11]

Breakeven  Example

                                              Profit at this FMV
                                 -----------------------------------------------
            Strike    Number of
            Price     Options    $2.00  $6.00   $10.00  $14.00  $18.00   $20.00
----------  --------  ---------  -----  ------  ------  ------  -------  -------
Current
Option      $6.00     1000       $ ---  $ ---   $4,000  $8,000  $12,000  $14,000

New Option  $1.50      750       $375   $3,375  $6,375  $9,375  $12,375  $13,875

There is no way of knowing what the new option strike price or the annual stock growth rate will be. This example is for illustrative purposes only.


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[SLIDE  12]

When  do  I  get  the  new  options?

The new option grant date will be the first business day that is at least 6 months and 1 day after the date on which we cancel the options accepted for exchange.
We  expect  the  new  option  grant  date  to  be  July  21,  2003.

We will send you a promise to grant stock option promptly after the expiration date of the exchange offer (January 20, 2003). The promise to grant stock option represents our commitment to grant you a new option on the new option grant date, provided that you remain employed in the United States by us or one of our subsidiaries through the new option grant date.


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[SLIDE  13]

Why  do  we  have  to  wait  for  six  months  to  receive  the  new  grant?

Published rules of the Financial Accounting Standards Board require options granted within 6 months of cancelled options to be treated as a variable expense to earnings. This means that we would be required to record the non-cash accounting impact of increases in our stock price as a compensation expense if we issued new options immediately.


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[SLIDE  14]

When  will  the  new  option  vest?

50%  will  vest  on  the  six  month  anniversary  of  the new option grant date
The  remaining  50%  will  vest  ratably each month over the following 24 months
Example:
If  you  receive  an  option  to  purchase  1000  shares

None  will  be  vested  on  7/21/03  (new  grant  date)

50%  (500)  will  be  vested  on  1/21/04

1/24th of the remaining 500 shares will vest monthly beginning 2/21/04 (20.8 per month)

The  option  will  be  100%  vested  on  1/21/06*

*If the vesting of an option you are tendering is conditioned upon the achievement of a performance based target or milestone, your new option will include the same performance based target or milestone. This vesting requirement will be in addition to the time-based besting to which all new options are subject.


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[SLIDE  15]

Breakeven  Example  with  Growth  Rate


                                              Profit at this FMV
                                 -----------------------------------------------
            Strike    Number of
            Price     Options    $2.00  $6.00   $10.00  $14.00  $18.00   $20.00
----------  --------  ---------  -----  ------  ------  ------  -------  -------
Current
Option      $6.00     1000       $ ---  $ ---   $4,000  $8,000  $12,000  $14,000

New Option  $1.50      750       $375   $3,375  $6,375  $9,375  $12,375  $13,875


------------------------------------------
 2003    2004    2005    2006    2007
------  ------  ------  ------  ------
 $1.50   $2.25   $3.38   $5.06   $7.59

Assumes 50% stock growth
New options will be 100% vested on 1/18/06
------------------------------------------

There is no way of knowing what the new option strike price or the annual stock growth rate will be. This example is for illustrative purposes only.


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[SLIDE  16]

Other  option  information

The new options will be non-qualified stock options (NSOs), even if your original grants were incentive stock options (ISOs)

The new options will expire 10 years from the grant date, subject to earlier termination if your employment with Lantronix ends


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[SLIDE  17]

What  happens  to  my  current  grants  if  I  do  not  participate?

Nothing. They retain their current exercise price and vesting schedule. They remain outstanding until they expire by their terms.


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[SLIDE  18]

How  do  I  sign  up?

If you elect to exchange your options, you must deliver, before 9:00 p.m., Pacific Time, on January 20, 2003, a properly completed and executed election form to Vincent J. Roth via facsimile (fax # (949) 4507229) or, upon prior arrangement, by hand. You may also deliver your election form to Michael Oswald at the same fax number.

Election forms are available on line at www.ASTStockPlan.com and on our intranet.


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[SLIDE  19]

What  if  I  change  my  mind?

During the offering period (December 19, 2002 - January 20, 2003), you are free to modify or rescind any election to participate.

If  you  want  to  modify  your  election:

Complete a new election form and send it to Vincent or Michael before the deadline

If  you  want  to  rescind  your  election:

Complete a withdrawal form and send it to Vincent or Michael before the deadline After January 20, 2003, no changes can be made.


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[SLIDE  20]

How  can  I  get  a  list  of  my  current  grants?

All grants should be listed in your account on www.ASTStockPlan.com. After you log in, choose "Option Status" from the menu.

If you cannot access your account or forgot your PIN #, contact Vincent Roth or Linda Duffy for assistance.


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[SLIDE  21]

Important  points

If you participate in this program, you cannot receive any other option grant for any reason prior to July 21, 2003.

We are not planning on making stock options a part of our normal merit increase cycle in March 2003.

This  is  a  one  time  offer  and we will strictly enforce the election period.


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[SLIDE  22]

Important  points

If, for ANY reason, you are not employed with the Company on July 21, 2003, you will be ineligible to receive a new grant. This means that you will not receive any new options or other compensation in exchange for the eligible options that you tendered and that we accepted for exchange and subsequently cancelled.

Your employment with us or one of our subsidiaries remains "at will" and can be terminated by you or us or one of our subsidiaries at any time, with or without cause or notice.


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[SLIDE  23]

The  fine  print

This presentation is provided as a summary only. Please refer to the Offer to Exchange and the other associated documents for details relating to this offer. Lantronix and its management make no recommendation as to whether you should accept the offer to exchange your options. You must make your own decision as to whether or not to accept the offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor.


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[SLIDE  24]

Disclaimer

Notice:
     This presentation summarizes information contained in the offering document titled "Offer to Exchange Outstanding Options Under the Lantronix, Inc. 2000 Stock Option Plan, 1994 Non Statutory Option Plan, 1993 Incentive Stock Option Plan, Lightwave Communications, Inc. 2001 Stock Plan, and Premise Systems, Inc. 2001 Stock Plan for New Options Under Our 2000 Stock Option Plan", dated December 19, 2002. The offer and any agreements between a Lantronix stock option holder and Lantronix are contained in the offering document and are not in any way modified by anything contained in this presentation, including but not limited to examples and projections. In the event of a conflict between this presentation and the offering document, the offering document shall govern. Participation in this offering involves numerous risks, which are explained in the offering document.


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[SLIDE  25]

Who  do  I  go  to  with  questions?

Contact Linda Duffy, Vincent Roth, or Michael Oswald with questions. If we don't know the answer, we'll get it for you.

Linda  Duffy  -  949-453-7123

Vincent  Roth  -  949-450-7219

Michael  Oswald  -  949-450-7833